Exhibit 99.1

For Immediate Release: Thursday, April 28, 2011	Contact: Gary Russell 713-651-4434
Key Energy Services Announces First Quarter 2011 Results
HOUSTON, TX, April 28, 2011 — Key Energy Services, Inc. (NYSE: KEG) generated first quarter 2011 net income from continuing operations of $12.6 million, or $0.09 per share, excluding $46.5 million, or $0.22 per share, of costs related to the Company’s debt refinancing during the quarter. This result compares to fourth quarter 2010 net income from continuing operations of $5.5 million, or $0.04 per share, excluding $24.4 million, or $0.12 per share, of transaction costs and legal charges, as well as bonus related expenses. First quarter 2011 GAAP net loss was $18.1 million, or a loss of $0.13 per share. Consolidated revenue for the quarter was $391.0 million, up 11.7% compared to fourth quarter 2010 revenue of $350.2 million.
The following table sets forth summary data for the quarter ended March 31, 2011 and prior comparable quarterly periods:

	Three Months Ended (unaudited)
	March 31,	December 31,	March 31,
	2011	2010	2010
	(in millions, except per share amounts)

Revenues	$391.0	$350.2	$252.0
Loss attributable to Key	$(18.1)	$(10.8)	$(9.5)
Diluted loss per share attributable to Key	$(0.13)	$(0.08)	$(0.08)
Adjusted EBITDA (defined below)	$68.9	$32.2	$26.0
U.S. Segment
First quarter 2011 U.S. revenue was $329.9 million, up 10.5% compared to the fourth quarter 2010. Fluid Management Services, Intervention Services, and Fishing & Rental Services each generated double-digit sequential revenue growth, and Rig Services revenue was up 7.6%. U.S. revenue growth was primarily driven by higher activity. Pricing increased in all lines of business throughout the quarter and was more pronounced in March.
Operating income was $58.6 million, or 17.8% of revenue, compared to $44.8 million, or 15.0% of revenue in the fourth quarter 2010. Approximately $10 million of the improvement is related to fourth quarter bonus expense and asset mobilization costs that did not recur in the first quarter 2011. Cost inflation combined with weather related cost inefficiency impacted results ahead of price improvement recognized during March.
International Segment
International revenue was $61.1 million during the quarter, up 18.3% from the fourth quarter 2010. Operating income was $1.6 million, or 2.6% of revenue, compared to an operating loss of $8.1 million in the fourth quarter 2010. The sequential revenue growth and margin improvement was driven primarily by higher asset utilization in Mexico and Colombia as well as lower mobilization costs in the first quarter 2011 compared to the fourth quarter 2010.

New Reporting Segments
As disclosed last quarter, Key now provides financial results for U.S. and International reportable segments, including revenue and operating income. Key no longer reports based on Well Servicing and Production Services segments.
Historical quarterly results for 2009 and 2010, recast to reflect the new reporting segments, are provided on Key’s website at www.keyenergy.com under Investor Relations. Quarterly revenue for each U.S. line of business, including Rig Services, Fluid Management Services, Intervention Services, and Fishing & Rental Services, is also provided on the website.
General and Administrative Expenses
Total general and administrative expenses were $52.8 million in the first quarter 2011, down $14.7 million compared to $67.5 million in the fourth quarter 2010. The quarterly decline in general and administrative expenses was due to fourth quarter 2010 bonus expense, transaction costs and legal charges that did not repeat in the first quarter 2011, partially offset by the cost of reinstating 401(k) plan matching contributions and eliminating temporary salary furloughs that had been in place since early 2009.
Capital Expenditures and Liquidity
Capital expenditures were $107.4 million during the first quarter 2011. Key’s consolidated cash balance was $13.2 million and total debt was $583.6 million at March 31, 2011. These balances compare to $56.6 million of cash and $431.1 million of total debt at year-end 2010. The increase in debt and decrease in cash was attributable to Key’s debt refinancing transactions and funding of the Company’s capital expenditures, working capital and income tax obligations.
In March 2011, Key issued $475 million aggregate principal amount of 6-3/4% Senior Notes due 2021, the net proceeds of which were used to repurchase substantially all of its outstanding $425 million 8-3/8% Senior Notes due 2014. Key also replaced its $300 million credit facility maturing in 2012 with a $400 million credit facility maturing in 2016. As of March 31, 2011, $100.0 million was borrowed against the new credit facility and $59.4 million pledged toward outstanding letters of credit, leaving $240.6 million credit available.
Overview and Outlook
Commenting on the results, Key’s Chairman, President and CEO, Dick Alario, stated, “Our first quarter results were good despite costs and weather related challenges that were greater than anticipated. In the U.S., strong customer demand allowed us to increase utilization and pricing in all our businesses, and we believe demand will strengthen further as we move into the more productive months of the year. Our international segment returned to profitability in the first quarter, helped by a 35% increase in revenue from Mexico. Overall, we anticipate continued activity and margin improvement throughout the year.”
Alario continued, “We accelerated our capital spending during the quarter to ensure availability of certain longer lead-time components and to address increasing customer demand, which should further benefit our results beginning later this year and into 2012. As a result of this improving outlook, we now anticipate full-year consolidated 2011 revenues to be up 50 to 55% compared to 2010. Additionally, we expect second quarter 2011 consolidated revenues to be up 15 to 20% sequentially, and we expect second quarter 2011 earnings to be within the range of $0.18 to $0.21 per share. We intend to provide additional guidance commentary on our upcoming conference call.”

Conference Call
Key management will host a conference call to discuss its first quarter 2011 financial results on Friday, April 29, 2011 at 10:00 a.m. CDT. To access the call in the U.S. and Canada dial 888-794-4637. International callers should dial 660-422-4879. All callers should ask for the “Key Energy Services Conference Call” or provide the access code 52963673. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.” A telephonic replay of the conference call will be available on Friday, April 29, 2011, beginning two hours after the completion of the conference call and will remain available for one week. To access the replay, call 800-642-1687. The access code for the replay is 52963673. The replay will also be accessible at www.keyenergy.com under “Investor Relations.”
Condensed Consolidated Statements of Operations (in thousands, except per share amounts, unaudited):

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
REVENUES	$390,984	$350,201	$251,959

COSTS AND EXPENSES:
Direct operating expenses	271,800	251,481	189,202
Depreciation and amortization expense	39,923	38,680	33,324
General and administrative expenses	52,779	67,545	39,028
Interest expense, net of amounts capitalized	10,311	10,345	10,259
Loss on debt extinguishment	46,451	—	—
Other, net	(2,385)	(1,141)	(1,243)

Total costs and expenses, net	418,879	366,910	270,570

Loss from continuing operations before tax	(27,895)	(16,709)	(18,611)
Income tax benefit	9,183	5,533	7,709

Loss from continuing operations	(18,712)	(11,176)	(10,902)
Income from discontinued operations, net of tax	—	87,385	1,895

Net income (loss)	(18,712)	76,209	(9,007)

Loss attributable to noncontrolling interest	(577)	(330)	(1,427)

INCOME (LOSS) ATTRIBUTABLE TO KEY	$(18,135)	$76,539	$(7,580)

Loss per share from continuing operations attributable to Key:
Basic and diluted	$(0.13)	$(0.08)	$(0.08)

Income per share from discontinued operations:
Basic and diluted	$—	$0.62	$0.02

Income (loss) per share attributable to Key:
Basic and diluted	$(0.13)	$0.54	$(0.06)

Loss from continuing operations attributable to Key:
Loss from continuing operations	$(18,712)	$(11,176)	$(10,902)
Loss attributable to noncontrolling interest	(577)	(330)	(1,427)

Loss from continuing operations attributable to Key	$(18,135)	$(10,846)	$(9,475)

Weighted average shares outstanding:
Basic and diluted	142,206	141,332	124,952

Condensed Consolidated Balance Sheets (in thousands, unaudited):

	March 31,	December 31,
	2011	2010

ASSETS

Current assets:
Cash and cash equivalents	$13,184	$56,628
Other current assets	415,413	357,392

Total current assets	428,597	414,020

Property and equipment, net	996,578	936,744
Goodwill	460,177	447,609
Other assets, net	102,027	94,563

TOTAL ASSETS	$1,987,379	$1,892,936

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$69,596	$56,310
Other current liabilities	150,188	225,325

Total current liabilities	219,784	281,635

Long-term debt, less current portion	580,127	427,121
Other non-current liabilities	216,590	202,377

Equity	970,878	981,803

TOTAL LIABILITIES AND EQUITY	$1,987,379	$1,892,936

Consolidated Cash Flow Data (in thousands, unaudited):

	Three Months Ended
	March 31,	March 31,
	2011	2010

Net cash provided by (used in) operating activities	$(39,914)	$65,754
Net cash used in investing activities	(102,238)	(31,244)
Net cash provided by (used in) financing activities	100,662	(3,170)
Effect of exchange rates on cash	(1,954)	(1,920)

Increase (decrease) in cash and cash equivalents	(43,444)	29,420
Cash and cash equivalents, beginning of period	56,628	37,394

Cash and cash equivalents, end of period	$13,184	$66,814

U.S. and International Revenue and Operating Income (Loss) (in thousands, except for percentages, unaudited):

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010

Revenues
U.S. Operations:
Rig Services	$162,182	$150,679	$125,255
Fluid Management Services	86,490	77,390	43,501
Intervention Services	53,970	46,689	9,827
Fishing & Rental Services	27,262	23,815	17,725

Total U.S. Operations	329,904	298,573	196,308
International Operations	61,080	51,628	55,651

Consolidated Total	$390,984	$350,201	$251,959

	Three Months Ended
	March 31,	% of Segment	December 31,	% of Segment	March 31,	% of Segment
	2011	Revenue	2010	Revenue	2010	Revenue
Operating Income (Loss)
U.S. Operations	$58,647	17.8%	$44,839	15.0%	$13,374	6.8%
International Operations	1,568	2.6%	(8,137)	(15.8)%	1,133	2.0%
Functional Support	(33,733)	n/a	(44,207)	n/a	(24,101)	n/a

Consolidated Total	$26,482	6.8%	$(7,505)	(2.1)%	$(9,594)	(3.8)%

Below is a reconciliation of loss from continuing operations attributable to Key as presented in accordance with United States generally accepted accounting principles (GAAP) to Adjusted EBITDA from continuing operations and Adjusted EBITDA from continuing operations, excluding certain items (each a non-GAAP measure) as required under Regulation G of the Securities Exchange Act of 1934.
Reconciliations to Adjusted EBITDA from continuing operations (in thousands, except for percentages):

	Three		Three		Three
	Months Ended		Months Ended		Months Ended
	March 31,	% of	December 31,	% of	March 31,	% of
	2011	Revenue	2010	Revenue	2010	Revenue

Loss from continuing operations	$(18,712)	(4.8)%	$(11,176)	(3.2)%	$(10,902)	(4.3)%
Income tax benefit	(9,183)	(2.3)%	(5,533)	(1.6)%	(7,709)	(3.1)%
(Income) loss attributable to noncontrolling interest, excluding depreciation and amortization	105	0.0%	(31)	(0.0)%	1,078	0.4%
Interest expense, net of amounts capitalized	10,311	2.6%	10,345	3.0%	10,259	4.1%
Interest income	(20)	(0.0)%	(71)	(0.0)%	(15)	(0.0)%
Depreciation and amortization	39,923	10.2%	38,680	11.0%	33,324	13.2%
Loss on debt extinguishment	46,451	11.9%	—	0.0%	—	0.0%

Adjusted EBITDA from continuing operations	$68,875	17.6%	$32,214	9.2%	$26,035	10.3%

Adjusted EBITDA from continuing operations	$68,875	17.6%	$32,214	9.2%	$26,035	10.3%
Transaction costs and legal charges	—	0.0%	5,600	1.6%	—	0.0%
December bonus and associated expense	—	0.0%	18,800	5.4%	—	0.0%

Adjusted EBITDA from continuing operations, excluding certain items	$68,875	17.6%	$56,614	16.2%	$26,035	10.3%

“Adjusted EBITDA from continuing operations” is defined as income or loss from continuing operations attributable to Key before interest, taxes, depreciation and amortization. In some periods, Adjusted EBITDA from continuing operations may also add back certain non-recurring items such as asset retirements and impairments and loss on debt extinguishment. Adjusted EBITDA from continuing operations is a non-GAAP measure that is used as a supplemental financial measure by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:
•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;
•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness; and
•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure.
Adjusted EBITDA from continuing operations has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA from continuing operations excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using Adjusted EBITDA from continuing operations as an analytical tool include:
•	Adjusted EBITDA from continuing operations does not reflect Key’s current or future requirements for capital expenditures or capital commitments;
•	Adjusted EBITDA from continuing operations does not reflect changes in, or cash requirements necessary to service interest or principal payments on Key’s debt;
•	Adjusted EBITDA from continuing operations does not reflect income taxes;
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA from continuing operations does not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate Adjusted EBITDA from continuing operations differently than Key does, limiting its usefulness as a comparative measure; and
•
Adjusted EBITDA from continuing operations is a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management, and include statements regarding expected increases in activity, anticipated margin improvement and expected financial performance in 2011 and 2012. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.
Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks affecting activity levels for Key’s services, including the possibility that the perceived cyclical recovery or future growth opportunities in Key’s industry may not materialize and may not result in activity increases; risks that Key’s customers may not increase, or may even decrease, their activity levels; risks relating to changes in the demand for or the price of oil and natural gas; risks relating to increases in costs of labor, fuel, equipment and supplies employed and used in Key’s businesses; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks associated with recently completed transactions, including the risk that Key may be unable to achieve the benefits contemplated under these transactions; risks related to integration of the acquired operations; risks affecting Key’s foreign operations, including risks related to activity levels in Mexico, other risks affecting Key’s operations in Argentina and Russia, risks associated with expanding operations in Colombia and Bahrain, and risks that Key may not be able to achieve its overall international growth and mobilization strategy; risks that Key may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.
Because such statements involve risks and uncertainties, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.